Exhibit 99.1

Contacts:
Chip Coffee
President and Chief
Executive Officer

875 Lowcountry Road	Alan Jackson
Mount Pleasant, SC 29464	Executive Vice President
(843) 388-8433	and Chief Financial Officer

Tidelands Bancshares to Divest Non-Core Assets to Strengthen Financial Position

Mount Pleasant, S.C., June 3, 2010 — Tidelands Bancshares, Inc. (Nasdaq:TDBK) and Tidelands Bank, its wholly owned subsidiary, announced today that after a detailed strategic review the bank is strengthening its balance sheet by reducing its reliance on wholesale operations, which includes:

1)                                      divesting the majority of its investment portfolio, and

2)                                      shrinking its non-core funding, including brokered deposits, repurchase agreements and borrowings.

Working with its financial advisor, FinPro Inc., the transactions divest most non-core operations, leaving the bank with assets of approximately $550 million, loans of approximately $475 million and deposits of approximately $450 million.  Upon completion of these transactions, the bank will remain well-capitalized and in compliance with regulatory capital requirements.

Under the plan, Tidelands Bank will be a smaller bank with a business model focused on its core business and traditional markets along the coast of South Carolina.  “The plan builds upon the retail branch network that Tidelands has developed over the last six years and allows us to continue building customer relationships in all of our existing markets,” noted Robert E. “Chip” Coffee, Jr., President and Chief Executive Officer.

The board of directors determined that the implementation of this capital and regulatory risk plan was the best course of action to preserve and enhance long-term shareholder value.

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The plan expects to:

•                                          achieve full compliance with all regulatory capital requirements;

•                                          preserve tangible book value per share;

•                                          eliminate non-core funding dependency through the significant reduction of wholesale funding;

•                                          continue to aggressively manage the bank’s existing loan portfolios to minimize further credit losses;

•                                          mitigate credit risk through additional credit provisions;

•                                          reduce interest rate risk exposure on longer term assets and liabilities; and

•                                          achieve core earnings for the future, which will also permit the bank to begin to utilize its current deferred tax asset of approximately $5.6 million

It is expected that the divestiture will take place over the next few weeks and should be substantially completed by June 30, 2010.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank.  Tidelands is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkley, Horry, and Beaufort counties.  Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ market as TDBK, Tidelands can also be found on the web at www.tidelandsbank.com.  For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 8-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as the ability to divest wholesale operations on acceptable terms, a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.